                                                                    EXHIBIT 12.1
                    TRIARC COMPANIES, INC. AND SUBSIDIARIES
          UNAUDITED COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                        HISTORICAL                              PRO FORMA
                             ----------------------------------------------------------------   ---------
                                                              YEAR ENDED
                             ----------------------------------------------------------------------------
                                                                                         DECEMBER 29,
                             JANUARY 3,   JANUARY 2,   DECEMBER 31,   DECEMBER 30,   --------------------
                                1999         2000          2000           2001         2002       2002
                                ----         ----          ----           ----         ----       ----
                                                     (IN THOUSANDS EXCEPT RATIOS)
Income (loss) from
  continuing operations
  before income taxes and
  minority interests.......   $ 8,019      $22,503       $ 2,211        $17,410      $(16,634)  $(35,764)
Add equity in losses
  (deduct equity in
  earnings) of equity
  investees................      (176)      (2,236)        2,423            137          (306)      (306)
Distribution of earnings
  from equity investees....        --          725           125             17            --         --
                              -------      -------       -------        -------      --------   --------
                                7,843       20,992         4,759         17,564       (16,940)   (36,070)
                              -------      -------       -------        -------      --------   --------
Fixed charges:
    Interest expense.......    13,031        1,260         4,804         30,447        26,210     46,036
    Interest portion of
      rent expense (b).....     2,337        2,189         1,294          1,385         1,380      6,569
                              -------      -------       -------        -------      --------   --------
                               15,368        3,449         6,098         31,832        27,590     52,605
                              -------      -------       -------        -------      --------   --------
Adjusted earnings from
  continuing operations
  before income taxes and
  minority interests.......   $23,211      $24,441       $10,857        $49,396      $ 10,650   $ 16,535
                              -------      -------       -------        -------      --------   --------
                              -------      -------       -------        -------      --------   --------
Ratio of earnings to fixed
  charges..................      1.51         7.09          1.78           1.55
                              -------      -------       -------        -------
                              -------      -------       -------        -------
Amount by which earnings
  were insufficient to
  cover fixed charges(c)...                                                          $ 16,940   $ 36,070
                                                                                     --------   --------
                                                                                     --------   --------


                                                           HISTORICAL        PRO FORMA(a)
                                                       -------------------   ------------
                                                               THREE MONTHS ENDED
                                                       ----------------------------------
                                                                         MARCH 30,
                                                       MARCH 31,   ----------------------
                                                         2002       2003         2003
                                                         ----       ----         ----
                                                                 (IN THOUSANDS)
Loss from continuing operations before income           $ (749)    $(2,236)    $(4,663)
  taxes..............................................
Add equity in losses (deduct equity in earnings) of
  equity investees...................................      590        (577)       (577)
                                                        ------     -------     -------
                                                          (159)     (2,813)     (5,240)
                                                        ------     -------     -------
Fixed charges:
    Interest expense.................................    6,360       8,458      10,885
    Interest portion of rent expense (b).............      356       1,524       1,524
                                                        ------     -------     -------
                                                         6,716       9,982      12,409
                                                        ------     -------     -------
Adjusted earnings from continuing operations before
  income taxes.......................................   $6,557     $ 7,169     $ 7,169
                                                        ------     -------     -------
                                                        ------     -------     -------
Amount by which earnings were insufficient to cover
  fixed charges (c)..................................   $  159     $ 2,813     $ 5,240
                                                        ------     -------     -------
                                                        ------     -------     -------

                                                        (footnotes on next page)

                                       i

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(footnotes from previous page)

(a) The pro forma information has been determined by adjusting the consolidated results of operations of Triarc Companies, Inc. and subsidiaries for the year ended December 29, 2002 to give effect to the acquisition of Sybra, Inc. and the offering (the 'Offering') of $175,000,000 of 5% convertible notes due 2023 and, for the three months ended March 30, 2003, to give effect to the Offering. Such pro forma information is derived from the pro forma condensed consolidated statements of operations contained elsewhere in this registration statement and should be read in conjunction with those statements and accompanying notes.

(b) Represents approximately one-third of rent expense deemed for this purpose to represent the interest component of rental payments.

(c) Earnings were insufficient to cover fixed charges for these periods.
                                       ii